UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 15, 2024

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
(203)
849-5216
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation	Xerox Corporation

Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 1.01	Entry into a Material Definitive Agreement
On October 15, 2024, Xerox Corporation (“Xerox”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with ITsavvy Holdings, LLC (the “Seller”) and ITsavvy Acquisition Company, Inc. (the “Company”). The Purchase Agreement provides, among other things, that, subject to the terms and conditions set forth therein, Xerox will purchase from the Seller all of the issued and outstanding equity securities of the Company.
The Purchase Agreement provides for a purchase price of $400.0 million, consisting of (i) a $180.0 million cash payment at closing, (ii) a $110.0 million secured promissory note to be issued by Xerox to the Seller at closing (the “2025 Note”), and (iii) another $110.0 million secured promissory note to be issued by Xerox to the Seller at closing (the “2026 Note” and, together with the 2025 Note, the “Notes”), all subject to certain customary pre-
and post-closing adjustments and escrow arrangements.
The Purchase Agreement contains certain representations, warranties, and covenants of each of the parties, including covenants by the Company relating to the operation of the Company’s business prior to the closing. Xerox has obtained representation and warranty insurance, which provides coverage for certain breaches of representations and warranties, subject to certain terms and conditions. The Seller has agreed to indemnify Xerox for losses arising out of specified matters, subject to certain limitations.
The consummation of the transaction is subject to the satisfaction of customary closing conditions, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the absence of any law or judgment preventing the closing. The obligation to consummate the transaction by Xerox, on the one hand, and by the Seller and the Company, on the other hand, is also subject to the accuracy of the other’s representations and warranties contained in the Purchase Agreement (subject, with specified exceptions, to customary materiality standards) and the performance of the other’s covenants and agreements in all material respects. Xerox’s obligation to consummate the transaction is further subject to a condition that, since the date of the Purchase Agreement, there has not been a “Material Adverse Effect,” as defined in the Purchase Agreement. The parties have agreed to certain efforts obligations to promptly obtain the antitrust approvals required for the transaction. Xerox expects to close the transaction in the fourth quarter of 2024.
The Purchase Agreement provides termination rights for Xerox and the Seller under certain circumstances, including, subject to certain conditions, an uncured material breach by the other party or if the transaction is not consummated by January 31, 2025, subject to an automatic extension to March 31, 2025 if the antitrust-related conditions have not been satisfied by such date.
The foregoing summary and description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.
The disclosures set forth in Item 2.03 are incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Each of the Notes will have a principal amount of $110.0 million. The 2025 Note will have a maturity date of October 8, 2025 and the 2026 Note will have a maturity date of January 30, 2026. Pursuant to the 2025 Note, Xerox shall pay to the Seller $27,500,000 within five business days of each of January 1, 2025, April 1, 2025, July 1, 2025, and October 1, 2025. To the extent not previously paid, each of the Notes shall be paid in full in cash on their respective maturity date. The Notes will not bear interest. Notwithstanding the foregoing, the Notes will be subject to prepayment in the event of a “Disposition Event,” as defined in each of the Notes, and customary events of default. Each of the Notes will be subordinated in lien priority to certain outstanding indebtedness of Xerox. Each of the Notes will be secured by a security interest in substantially all of the assets of Xerox Holding Corporation (“Holdings”), Xerox and certain subsidiaries of Xerox. Holdings and certain subsidiaries of Xerox will be guarantors under each of the Notes.

The disclosures set forth in Item 1.01 are incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Securities Purchase Agreement by and among Xerox, the Seller and the Company, dated as of October 15, 2024 (including the form of the Notes)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*
Pursuant to Item 601(a)(5) of Regulation
S-K,
certain schedules and exhibits to the Purchase Agreement have been omitted from this Current Report on Form
8-K
and will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

XEROX HOLDINGS CORPORATION

Date: October 17, 2024	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary

XEROX CORPORATION

Date: October 17, 2024	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary